UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2026
JBS N.V.
(Exact name of registrant as specified in its charter)

Netherlands	001-42678	98-1861274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Stroombaan 16, 5th Floor Amstelveen, Netherlands		1181 VX
(Address of principal executive offices)		(Zip Code)
+31 20 656 47 00
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common shares, par value €0.01 per share	JBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On November 9, 2026, JBS N.V. issued an earnings release announcing its results for the quarter ended September 30, 2026. A copy of the earnings release is attached hereto, furnished as Exhibit 99.1 and incorporated in this Item 2.02 by reference.

The information contained in Item 2.02 and the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Earnings release announcing JBS N.V.’s results for the quarter ended September 30, 2026.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2026	JBS N.V.

/s/ Guilherme Perboyre Cavalcanti
Name: Guilherme Perboyre Cavalcanti
Title: Global Chief Financial Officer and Investor Relations Officer